Exhibit 10.1

INDEMNITY AGREEMENT

This Indemnity Agreement, dated as of _____________, 202_ is made by and between CoreWeave, Inc., a Delaware corporation (the “Company”), and _____________________, a director, officer or key employee of the Company or one of the Company’s Subsidiaries or Affiliates (as those terms are defined below) or other service provider who satisfies the definition of Indemnifiable Person set forth below (“Indemnitee”).

RECITALS

A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as representatives of corporations unless they are protected by comprehensive liability insurance and indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no relationship to the compensation of such representatives;

B. The members of the Board of Directors of the Company (the “Board”) have concluded that to retain and attract talented and experienced individuals to serve as representatives of the Company and its Subsidiaries and Affiliates and to encourage such individuals to take the business risks necessary for the success of the Company and its Subsidiaries and Affiliates, it is necessary for the Company to contractually indemnify certain of its representatives and the representatives of its Subsidiaries and Affiliates, and to assume for itself maximum liability for Expenses and Other Liabilities (as those terms are defined below) in connection with claims against such representatives in connection with their service to the Company and its Subsidiaries and Affiliates;

C. Section 145 of the Delaware General Corporation Law (“Section 145”), empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations, partnerships, joint ventures, trusts or other enterprises. The Bylaws of the Company (the “Bylaws”) require indemnification of the directors and officers of the Company subject to specific terms and conditions. Indemnitee may also be entitled to indemnification pursuant to Section 145. The Bylaws and Section 145 expressly provide that the indemnification pursuant thereto is not exclusive and contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification.

D. This Agreement is a supplement to and in furtherance of the Bylaws and any resolutions adopted pursuant thereto, as well as any rights of Indemnitee under the Delaware General Corporation Law (the “DGCL”) or any directors and officers liability insurance policy or other applicable insurance policies, and this Agreement shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder unless explicitly stated otherwise herein; and

E. The Company desires and has requested Indemnitee to serve or continue to serve as a representative of the Company and/or the Subsidiaries or Affiliates of the Company free from undue concern about inappropriate claims for damages arising out of or related to such services to the Company and/or the Subsidiaries or Affiliates of the Company.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Definitions.

(a) Affiliate. For purposes of this Agreement, “Affiliate” means any corporation, partnership, limited liability company, joint venture, trust or other enterprise or non-profit entity in respect of which Indemnitee is or was or will be serving as a director, officer, trustee, manager, member, partner, employee, agent, attorney, consultant, member of the entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise), fiduciary or in any other similar capacity at the request, election or direction of the Company, and including, but not limited to, any employee benefit plan of the Company or a Subsidiary or Affiliate of the Company.

(b) Change in Control. For purposes of this Agreement, “Change in Control” means any event or circumstance where (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a Subsidiary or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Subsidiary, is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding capital stock, (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 1(b)(i), 1(b)(iii) or 1(b)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the outstanding capital stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into capital stock of the surviving entity) at least 50% of the total voting power represented by the capital stock of the Company or such surviving entity outstanding immediately after such merger or consolidation or (iv) the stockholders of the Company approve a plan of liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

(c) Expenses. For purposes of this Agreement, “Expenses” means all reasonable and reasonably documented direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, and other out-of-pocket costs) actually paid or incurred by Indemnitee in connection with the investigation, defense or appeal of, or being a witness or otherwise involved in (i) a Proceeding (as defined below), or establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise; provided, however, that Expenses shall not include any judgments, fines, taxes (including ERISA or other benefit plan related excise taxes or penalties) or amounts paid in settlement of a Proceeding; (ii) any appeal resulting from any Proceeding, including without limitation the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent; or (iii) recovery under any directors and officers liability insurance policies or other applicable insurance policies maintained by the Company, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(d) Indemnifiable Event. For purposes of this Agreement, “Indemnifiable Event” means any event or occurrence related to Indemnitee’s service for the Company or any Subsidiary or Affiliate as an Indemnifiable Person (as defined below), or by reason of anything done or not done, or any act or omission, by Indemnitee in any such capacity.

(e) Indemnifiable Person. For the purposes of this Agreement, “Indemnifiable Person” means any person who is or was a director, officer, trustee, manager, member, partner, employee, attorney, consultant, member of an entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise) or other agent or fiduciary of the Company or a Subsidiary or Affiliate of the Company.

(f) Independent Counsel. For purposes of this Agreement, “Independent Counsel” means legal counsel (i) who has not performed services for the Company or Indemnitee in the five years preceding the time in question and who would not, under applicable standards of professional conduct, have a conflict of interest in representing either the Company or Indemnitee, and (ii) is selected by Indemnitee and approved by the Board, which approval may not be unreasonably withheld, delayed or conditioned.

(g) Independent Director. For purposes of this Agreement, “Independent Director” means a member of the Board who is not a party to the Proceeding for which a claim for advancement or indemnification is made under this Agreement.

(h) Other Liabilities. For purposes of this Agreement, “Other Liabilities” means any and all liabilities of any type whatsoever, including, but not limited to, judgments, fines, penalties, taxes (including excise taxes or penalties related to ERISA or other benefit plans) and amounts paid in settlement, and all interest, taxes, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines or penalties or amounts paid in settlement.

(i) Proceeding. For the purposes of this Agreement, “Proceeding” means any threatened, pending or completed action, suit, claim or other proceeding, whether civil, criminal, administrative, investigative, legislative or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution and including any appeal of any of the foregoing.

(j) Subsidiary. For purposes of this Agreement, “Subsidiary” means any entity of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company.

2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an Indemnifiable Person in the capacity or capacities in which Indemnitee currently serves the Company as an Indemnifiable Person, and any additional capacity or capacities in which Indemnitee may agree to serve, until such time as Indemnitee’s service in a particular capacity shall end according to the terms of an agreement, the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) or Bylaws, governing law or otherwise. Nothing contained in this Agreement is intended to create any right to continued employment or other form of service for the Company or a Subsidiary or Affiliate of the Company by Indemnitee.

3.	Mandatory Indemnification.

(a) Agreement to Indemnify. In the event Indemnitee is a person who was or is a party to or witness in or is threatened to be made a party to or witness in any Proceeding by reason of an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses and Other Liabilities incurred by Indemnitee in connection with (including in preparation for) such Proceeding to the fullest extent permitted by the DGCL, as the same may be amended from time to time (but only to the extent that such amendment permits the Company to provide broader indemnification rights than the DGCL permitted prior to the adoption of such amendment), provided that such indemnification is subject to the exclusions set forth in Section 9 below. The parties hereto intend that, subject to Section 9 below, this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Certificate of Incorporation, the Bylaws, vote of the Company’s stockholders or disinterested directors or applicable law.

(b) [Company Obligations Primary. The Company hereby acknowledges that Indemnitee may have rights to advancement and/or indemnification for Expenses and Other Liabilities provided by a venture capital firm or other sponsoring organization (“Other Indemnitor”). The Company agrees with Indemnitee that the Company is the indemnitor of first resort of Indemnitee with respect to matters for which advancement and/or indemnification is provided under this Agreement and that the Company will be obligated to make all payments due to or for the benefit of Indemnitee under this Agreement without regard to any rights that Indemnitee may have against the Other Indemnitor. To the extent not in contravention of any insurance policy purchased by the Company, Subsidiary or Affiliate, the Company hereby waives any equitable rights to contribution or indemnification from the Other Indemnitor in respect of any amounts paid to Indemnitee hereunder. The Company further agrees that no reimbursement of Other Liabilities or payment of Expenses by the Other Indemnitor to or for the benefit of Indemnitee shall affect the obligations of the Company hereunder, and that the Company shall be obligated to repay the Other Indemnitor for all amounts so paid or reimbursed to the extent that the Company has an obligation to pay Indemnitee for such Expenses or Other Liabilities hereunder.1]

[1]	Section 3(b) only to be inserted for directors affiliated with a venture capital fund.

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or Other Liabilities but not entitled, however, to indemnification for the total amount of such Expenses or Other Liabilities, the Company shall nevertheless indemnify Indemnitee for such total amount except as to the portion thereof for which indemnification is prohibited by this Agreement or the DGCL. In any review, process and/or Proceeding to determine the extent of indemnification to which Indemnitee is entitled, the Company shall bear the burden to establish, by clear and convincing evidence, the lack of a successful resolution of a particular claim, issue or matter and which amounts sought in indemnity are allocable to claims, issues or matters that were not successfully resolved.

5. Liability Insurance. So long as Indemnitee shall continue to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding as a result of an Indemnifiable Event, the Company shall use reasonable efforts to maintain in full force and effect for the benefit of Indemnitee as an insured (i) directors and officers liability insurance issued by one or more reputable insurers and having the policy amount and deductible deemed appropriate by the Board and providing in all respects coverage at least comparable to and in the same amount as that provided to the Chairman of the Board or the Chief Executive Officer of the Company, and (ii) any renewal, replacement or substitute directors and officers liability insurance policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that being provided to the Chairman of the Board or the Chief Executive Officer of the Company. The purchase, establishment and maintenance of any such insurance or other arrangements shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such insurance or other arrangement. In the event of a Change in Control subsequent to the date of this Agreement, or the Company’s becoming insolvent (including but not limited to being placed into receivership, an assignment for the benefit of creditors or entering the federal bankruptcy process), the Company shall use reasonable efforts to maintain in force any and all insurance policies then maintained by the Company for the purpose of providing coverage to the Company’s officers or directors (including but not limited to directors and officers liability, fiduciary and employment practices insurance) for a fixed period of no less than six years thereafter. Such coverage shall be non-cancelable and shall be placed and serviced by the Company’s incumbent insurance broker or a broker selected by a majority of the non-management members of the Board.

6. Mandatory Advancement of Expenses. If requested by Indemnitee, the Company shall advance, to the fullest extent permitted by law, prior to the final disposition of the Proceeding, all Expenses incurred by Indemnitee in connection with (including in preparation for) a Proceeding not initiated by Indemnitee (and any Proceeding initiated by Indemnitee to the extent such Proceeding is initiated by Indemnitee in accordance with clauses (i)-(iii) of Section 9(a) of this Agreement) related to an Indemnifiable Event within (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. The right to advances under this Section shall in all events continue until final disposition of any Proceeding, including any appeal therefrom and/or a final adjudication not subject to further appeal. Indemnitee hereby undertakes to repay such amounts advanced if, and only if and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company and no additional form of undertaking with respect to such obligation to repay shall be required. Indemnitee’s undertaking to repay any Expenses advanced to Indemnitee hereunder shall be unsecured and shall not be subject to the accrual or payment of any interest thereon. This Section 6 shall not apply to any request for advancement of Expenses made by Indemnitee for which such advancement of Expenses is excluded pursuant to Section 9 of this Agreement.

7.	Notice and Other Indemnification Procedures.

(a) Notification. Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, unless the Company is a named co-defendant with Indemnitee (or the Company is the recipient of such threat), Indemnitee shall, if Indemnitee believes the advancement of Expenses or the indemnification of Other Liabilities with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof. The written notification to the Company shall include, in reasonable detail, a description of the nature of and facts related to the Proceeding. However, a failure by Indemnitee to notify the Company promptly following Indemnitee’s receipt of such notice shall not relieve the Company from any liability that it may have to Indemnitee except to the extent that the Company is materially prejudiced in its defense of such Proceeding as a result of such failure, provided, however, that the Company shall have the burden to prove the existence of such material prejudice by clear and convincing evidence.

(b) Insurance Notice and Other Matters. If, at the time of the receipt of a notice of the commencement of a Proceeding pursuant to Section 7(a) above, the Company has director and officer liability insurance and/or any other type of insurance that might provide coverage to Indemnitee in effect, the Company shall give prompt notice of the commencement of such Proceeding on behalf of Indemnitee to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all commercially reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such insurance policies. In addition, the Company will instruct the insurers and the Company’s insurance broker that they may communicate directly with Indemnitee regarding such Proceeding.

(c) Assumption of Defense. In the event the Company shall be obligated to advance Expenses for any Proceeding against Indemnitee, the Company, if deemed appropriate by the Company, shall be entitled to assume the defense of such Proceeding as provided herein. Such defense by the Company may include the representation of two or more parties by one attorney or law firm as permitted under the ethical rules and legal requirements related to joint representations. Following delivery of written notice to Indemnitee of the Company’s election to assume the defense of such Proceeding, the approval by Indemnitee (which approval shall not be unreasonably withheld, delayed or conditioned) of counsel designated by the Company, and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. If (i) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have notified the Board in writing that Indemnitee or separate counsel for Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, (iii) the Company fails to employ counsel to assume the defense of such Proceeding or (iv) after a Change in Control, the employment of counsel by Indemnitee has been approved by Independent Counsel, the Expenses related to work conducted by Indemnitee’s counsel shall be subject to indemnification and/or advancement pursuant to the terms of this Agreement. Indemnitee agrees that any such separate counsel retained by Indemnitee will be a member of any approved list of panel counsel under the Company’s applicable insurance policies, should the applicable policies provide for a panel of approved counsel. Nothing herein shall prevent Indemnitee from employing counsel for any Proceeding at Indemnitee’s own expense.

(d) Settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent; provided, however, that if a Change in Control has occurred subsequent to the date of this Agreement, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if Independent Counsel has approved the settlement. Neither the Company nor any Subsidiary or Affiliate shall enter into a settlement of any Proceeding that might result in the imposition of any Expense, Other Liability, penalty, limitation or detriment on Indemnitee, whether indemnifiable under this Agreement or otherwise, without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold, delay or condition consent from any settlement of any Proceeding. The Company shall promptly notify Indemnitee upon the Company’s receipt of an offer to settle, or if the Company makes an offer to settle, any Proceeding, and provide Indemnitee with a reasonable amount of time to consider such settlement, in the case of any such settlement for which the consent of Indemnitee would be required hereunder. The Company shall not settle any part of any Proceeding to which Indemnitee is a party with respect to other parties (including the Company) without the written consent of Indemnitee if any portion of the settlement is to be funded from insurance proceeds paid from an insurance policy or policies providing coverage to Indemnitee unless approved by a majority of the Independent Directors, provided that this sentence shall cease to be of any force and effect if it has been determined in accordance with this Agreement that Indemnitee is not entitled to indemnification hereunder with respect to such Proceeding or if the Company’s obligations hereunder to Indemnitee with respect to such Proceeding have been fully discharged.

8.	Determination of Right to Indemnification.

(a) Success on the Merits or Otherwise. To the extent that Indemnitee has been successful on the merits or otherwise in the defense of any Proceeding referred to in Section 3(a) above or in the defense of any claim, issue or matter described therein, the Company shall indemnify Indemnitee against Expenses incurred in connection therewith.

(b) Indemnification in Other Situations. In the event that Section 8(a) is inapplicable, the Company shall also indemnify Indemnitee if Indemnitee has met the applicable standard of conduct for indemnification to the fullest extent permitted by law.

(c) Determination of Entitlement to Indemnification. Indemnitee shall be entitled to select the manner in which the determination of whether or not Indemnitee has met the applicable standard of conduct shall be decided, and such election will be made from among the following:

i. A majority of the Independent Directors even though less than a quorum;

ii. A committee of Independent Directors designated by a majority vote of Independent Directors, even though less than a quorum; or

iii. Independent Counsel, who shall make such determination in a written opinion.

If Indemnitee is an officer or a director of the Company at the time that Indemnitee is selecting the manner in which the determination of whether Indemnitee has met the applicable standard of conduct shall be decided, then Indemnitee shall not select Independent Counsel as the manner for the determination to be made unless (i) there are no Independent Directors, or (ii) a majority of the Independent Directors (even though less than a quorum) approve of the selection of Independent Counsel, which approval may not be unreasonably withheld, delayed or conditioned.

The party or parties selected in accordance with this Section 8(c) shall be referred to herein as the “Reviewing Party.” Notwithstanding the foregoing, following any Change in Control subsequent to the date of this Agreement, the Reviewing Party shall be Independent Counsel.

(d) Decision Timing. As soon as practicable, and in no event later than thirty (30) days after receipt by the Company of written notice of Indemnitee’s choice of the Reviewing Party pursuant to Section 8(c) above, the Company and Indemnitee shall each submit to the Reviewing Party such information as they believe is appropriate for the Reviewing Party to consider. The Reviewing Party shall arrive at its decision within a reasonable period of time following the receipt of all such information from the Company and Indemnitee, but in no event later than thirty (30) days following the receipt of all such information, provided that the time by which the Reviewing Party must reach a decision may be extended by mutual agreement of the Company and Indemnitee. All Expenses associated with the process set forth in this Section 8(d), including but not limited to the Expenses of the Reviewing Party, shall be paid by the Company.

(e) Delaware Court of Chancery. Notwithstanding a final determination by any Reviewing Party that Indemnitee is not entitled to indemnification with respect to a specific Proceeding, Indemnitee shall have the right to apply to the Delaware Court of Chancery, for the purpose of enforcing Indemnitee’s right to indemnification pursuant to this Agreement.

(f) Expenses. The Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with any process, hearing or Proceeding under this Section 8 involving Indemnitee and against all Expenses incurred by Indemnitee in connection with any other Proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims of Indemnitee in any such Proceeding was frivolous or made in bad faith.

(g) Determination of “Good Faith”. For purposes of any determination of whether Indemnitee acted in “good faith” or acted in “bad faith,” Indemnitee shall be deemed to have acted in good faith or not acted in bad faith if, in taking or failing to take the action in question, Indemnitee relied on the records or books of account of the Company or a Subsidiary or Affiliate, including financial statements, or on information, opinions, reports or statements provided to Indemnitee by the officers or other employees of the Company or a Subsidiary or Affiliate in the course of their duties, or on the advice of legal counsel for the Company or a Subsidiary or Affiliate, or on information or records given or reports made to the Company or a Subsidiary or Affiliate by an independent certified public accountant or by an appraiser or other expert selected by the Company or a Subsidiary or Affiliate, or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has or have been selected with reasonable care by or on behalf of the Company or a Subsidiary or Affiliate. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, the Reviewing Party or court shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company to establish, by clear and convincing evidence, that Indemnitee is not so entitled. The provisions of this Section 8(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failures to act, of any other person serving the Company or a Subsidiary or Affiliate as an Indemnifiable Person shall not be imputed to Indemnitee for purposes of determining the right to indemnification hereunder.

9. Exceptions. Any other provision herein to the contrary notwithstanding, Indemnitee’s rights to advancement and/or indemnification are subject to the following exceptions in this Section 9. Indemnitee agrees not to seek advancement and/or indemnification from the Company with respect to Proceedings, claims or actions under this Section 9, except with respect to clauses (i)-(iii) of Section 9(a).

(a) Claims Initiated by Indemnitee. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement, any other statute or law, as permitted under Section 145, or otherwise, (ii) where the Board has consented to the initiation of such Proceeding or (iii) with respect to Proceedings brought to discharge Indemnitee’s fiduciary responsibilities, whether under ERISA or otherwise, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board finds it to be appropriate.

(b) Actions Based on Federal Statutes Regarding Profit Recovery and Return of Bonus Payments. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee, and Indemnitee agrees not to seek indemnification from the Company, on account of (i) any suit in which judgment is rendered against Indemnitee by a court of competent jurisdiction in a final adjudication not subject to further appeal for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any federal, state or local statutory law; (ii) any reimbursement paid to the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act, including but not limited to any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act; or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act.

(c) Unlawful Indemnification. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee for Other Liabilities if such indemnification is prohibited by law as determined by a court of competent jurisdiction in a final adjudication not subject to further appeal.

(d) Exception for Amounts Covered by Insurance and Other Sources. The Company shall not be obligated to advance or indemnify Indemnitee for Expenses or Other Liabilities of any type whatsoever, including, but not limited to judgments, fines, penalties, taxes (including excise taxes or penalties related to ERISA or other benefit plans) and amounts paid in settlement, to the extent such have been paid directly to Indemnitee (or paid directly to a third party on Indemnitee’s behalf) by any directors and officers liability insurance or other type of insurance maintained by the Company; provided, however, that payment made to Indemnitee pursuant to an insurance policy purchased and maintained by Indemnitee at his or her own expense of any amounts otherwise indemnifiable or obligated to be made pursuant to this Agreement shall not reduce the Company’s obligations to Indemnitee pursuant to this Agreement.

10. Non-exclusivity. The provisions for advancement of Expenses and indemnification of Other Liabilities set forth in this Agreement shall not be deemed exclusive of any other rights that Indemnitee may have under any provision of law, the Certificate of Incorporation or the Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to acts or omissions in his or her official capacity and to acts or omissions in another capacity while serving the Company or a Subsidiary or Affiliate as an Indemnifiable Person.

11. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

12. Entire Agreement; Supersession, Modification and Waiver. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior indemnification agreement between the Indemnitee and the Company, its Subsidiaries or its Affiliates, provided, however, that this Agreement is a supplement to and in furtherance of Section 145, the Certificate of Incorporation, the Bylaws, any directors and officers liability insurance or other insurance policy providing coverage to Indemnitee maintained by the Company and applicable law, and, subject to Section 9 of this Agreement, shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder. If the Company and Indemnitee have previously entered into an indemnification agreement providing for the indemnification of Indemnitee by the Company, the entry into this Agreement by both parties hereto shall be deemed to amend and restate such prior agreement to read in its entirety as, and be superseded by, this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) and except as expressly provided herein, no such waiver shall constitute a continuing waiver.

13. Successors and Assigns; Survival of Rights. The terms of this Agreement shall bind, and shall inure to the benefit of, and be enforceable by the parties hereto and, as applicable, their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors, administrators and personal and legal representatives (collectively, “Successors”). Indemnitee’s rights hereunder shall continue after Indemnitee has ceased serving the Company or a Subsidiary or Affiliate as an Indemnifiable Person and shall inure to the benefit of Indemnitee’s Successors. In addition, the Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement and indemnify Indemnitee to the fullest extent permitted by law.

14. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and a receipt is provided by the party to whom such communication is delivered, (ii) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the signing by the recipient of an acknowledgement of receipt form accompanying delivery through the U.S. mail, (iii) by personal service by a process server, (iv) by delivery to the recipient’s address by overnight delivery (e.g., FedEx, UPS or DHL) or other commercial delivery service or (v) if via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. The address for notice to the Indemnitee shall be the Indemnitee’s most recent address on file with the Company. Delivery of communications to the Company with respect to this Agreement shall be sent to the attention of the Company’s Chief Executive Officer or General Counsel.

15. No Presumptions. For purposes of this Agreement, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or otherwise. In addition, neither the failure of the Company or a Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Company or a Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of Proceedings by Indemnitee to secure a judicial determination by exercising Indemnitee’s rights under Section 8(e) of this Agreement shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has failed to meet any particular standard of conduct or did not have any particular belief or is not entitled to indemnification under applicable law or otherwise. Additionally, any admission of liability by the Company in connection with any settlement by the Company with a regulatory agency shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or otherwise.

16.	Subrogation and Contribution.

(a) Except as otherwise expressly provided in this Agreement, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

(b) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by or on behalf of Indemnitee, whether for Expenses or Other Liabilities, in connection with any Proceeding relating to an Indemnifiable Event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

17. Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute Proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. Execution of a PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be admissible in any legal proceeding as if an original.

19. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

20. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely with Delaware.

21. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement.

[Signature Page Follows]

The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

COREWEAVE, INC.

By:

Its:

INDEMNITEE

[INDEMNITEE’S NAME]